Exhibit 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
I, Georges Gemayel, certify that:
1. I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Altus Pharmaceuticals Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2009

/s/ Georges Gemayel
Georges Gemayel, Ph.D.

President and Chief Executive Officer